Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2023, with respect to the consolidated financial statements of RREEF Property Trust, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
April 13, 2023